May 31, 1995

O. F. Mossberg & Sons, Incorporated
Maverick Arms, Inc.
7 Grasso Avenue
North Haven, Connecticut 06473

Gentlemen:

         Contemporaneously herewith, O. F. Mossberg & Sons, Incorporated and Maverick Arms, Inc. (collectively, "Mossberg") is making a $9,000,000 loan (the "Loan") to Challenger International, Ltd , Challenger Industries, Inc., Lakefield Arms Limited, Passive Bullet Traps, Ltd., and Passive Bullet Traps, Inc., d/b/a/ Savage Range Systems (collectively, the "Borrowers"). The Loan is evidenced by a Promissory Note dated of even date herewith (the "Note"). The
Note is secured by the pledge of the capital stock of certain of the Borrowers pursuant to Pledge Agreements dated the date hereof, between Mossberg and Challenger International, Ltd. and between Mossberg and Challenger Industries, Inc. (collectively, the "Pledge Agreements"). As a condition to making the Loan, Mossberg has required the Borrowers and Savage Arms, Inc. ("Savage") to enter into this Letter Agreement.

         This is to confirm our agreement and understanding that the occurrence of any Default Event shall result in a default under and the acceleration of the Note and constitute an Event of Default under the Pledge Agreements. The following events shall constitute Default Events:

         1. Fundamental Chanqes. Any Borrower or Savage enters into any merger, consolidation, reorganization or amalgamation transaction, or liquidates, winds up or dissolves itself (or suffers any liquidation or dissolution), or makes any material change in its present method of conducting business.

         2. Sale of Assets. Any Borrower or Savage conveys, sells, leases, assigns, transfers or otherwise disposes of any substantial portion of its property, business or assets (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, except for the sale or other disposition of any property or inventory in the ordinary course of business.

         3. Dividends. Any Borrower or Savage declares or pays any dividend on, or makes any payment on account of, or sets apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of the capital stock of any Borrower or Savage or any warrants or options to purchase any such capital stock, whether now or hereafter outstanding, or makes any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of any Borrower or Savage; provided that Savage may pay up to $1,000,000 on or before the Closing Date, as defined in a Letter of Intent, dated May 23, 1995, between Mossberg Corporation and Challenger International, Ltd., to redeem Savage shares of Series B and Series C Preferred Stock held by Cerrito Partners.

         4. Transactions with Affiliates. Any Borrower or Savage enters into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate, other than transactions that are in the ordinary course of the Borrower's or Savage's business and are upon fair and reasonable terms no less favorable to the Borrower or Savage, as the case may be, than it would obtain in a comparable arm's length transaction with a Person, as defined in the Pledge Agreements, not an Affiliate (an "Affiliate Transaction"). Notwithstanding the foregoing sentence, the Borrower and Savage may enter into one or more Affiliate Transactions, provided that the aggregate consideration (including the value of all noncash consideration) to be paid or received by all of the Borrowers and Savage pursuant to all Affiliate Transactions does not exceed $500,000 in any calendar year, or $125,000 in any calendar quarter. As used herein, the term "Affiliate" shall mean, with respect to any Person (the "Primary Person"), (a) any Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, the Primary Person, or (b) any Person who is a director or officer (i) of the Primary Person, (ii) of any subsidiary of the Primary Person, or (iii) of any Person described in clause (a) above. For purposes of this definition, control of a Person shall mean the power, directly or indirectly, (i) to vote 25% or more of the securities having ordinary voting power for the election of directors of such Person, or (ii) to direct or cause the direction of the management and policies of such Person whether by contact or otherwise.

         5. Amendment to Charter or By-laws. Any Borrower or Savage amends its charter documents or by-laws or other governing documents.

         6. Issuance of Stock. Any Borrower or Savage issues any capital stock or other equity securities of any nature or issues any other securities or options that are convertible into or that grant the right to purchase or exchange such other securities or options for any stock or other equity securities of any nature of Borrower or Savage, provided however, that Challenger International, Ltd. shall be entitled to issue capital stock or other equity securities of any nature, or issue any other securities or options that are convertible into or that grant the right to purchase or exchange such other securities or options for any stock or other equity securities of any nature of Challenger International, Ltd., so long as such capital stock, other equity securities, other securities or options that are convertible into or that grant the right to purchase or exchange such other securities or options for any stock or other equity securities of any nature of Challenger International, Ltd. are not convertible into, or do not grant the right to purchase or exchange such capital stock or equity securities for, any stock or other equity securities of any nature of Savage or any Borrower, other than Challenger International, Ltd.

         7. Sale of Savaqe Stock. Challenger Industries, Inc. sells, assigns, pledges, transfers, exchanges, or otherwise disposes of, or grants any option with respect to any capital stock of Savage.

         8. Notice. The Borrowers and Savage agree to promptly give notice to Mossberg upon the occurrence of a Default Event. Such notice to Mossberg shall be given in the manner and be effective as set forth in paragraph 18 of the Pledge Agreements. Failure of the Borrowers or Savage to give notice to Mossberg upon the occurrence of a Default Event shall constitute a Default Event.

         9. Use of Proceeds. The Borrowers use the proceeds of the Loan for any purpose other than to consummate (i) the acquisition by Challenger International, Ltd. of 100% of the capital stock of Intelect, Inc., a Hawaiian corporation, and (ii) transactions directly related to such acquisition.

         10. Lakefield Arms Limited. The withdrawal by Lakefield Arms Limited of its consent to the pledge of its stock by Challenger Industries, Inc. to Mossberg pursuant to the applicable Pledge Agreement, or the failure of Lakefield Arms Limited to give Mossberg any subsequent consent that will enable Mossberg, after an Event of Default, as defined in such Pledge Agreement, to realize on the Collateral, as defined in such Pledge Agreement.

         This Agreement and all agreements and provisions set forth in this Agreement shall inure to the benefit of Mossberg and its successors and assigns, including, without limitation, Mossberg

Corporation or Bank of Boston Connecticut and any subsequent senior lender of Mossberg.

         This Agreement, together with the Note and the Pledge Agreements, set forth the entire agreement among the parties and it may not be amended except in writing. This Agreement shall be governed by the laws of the State of Connecticut (but not its conflicts of law provisions).

         If the foregoing is acceptable to you, please sign this letter below.

                                                 Very truly yours,


                                                  CHALLENGER INTERNATIONAL, LTD.

                                                  By /s/ Peter G. Leighton
                                                    ---------------------------
                                                    Peter G. Leighton
                                                    Its President and Managing
                                                        Director


                                                  CHALLENGER INDUSTRIES, INC.

                                                  By /s/ Peter G. Leighton
                                                    ---------------------------
                                                    Peter G. Leighton
                                                    Its President


                                                  LAKEFIELD ARMS LIMITED

                                                  By /s/ Peter G. Leighton
                                                    ---------------------------
                                                    Peter G. Leighton
                                                    Its President


                                                  PASSIVE BULLET TRAPS, LTD.

                                                  By /s/ Peter G. Leighton
                                                    ---------------------------
                                                    Peter G. Leighton
                                                    Its Director

                                                  PASSIVE BULLET TRAPS, INC.
                                                  d/b/a SAVAGE RANGE SYSTEMS

                                                  By /s/ Herman Frietsch
                                                    ---------------------------
                                                    Herman Frietsch
                                                    Its Chairman

                                                  SAVAGE ARMS INC.

                                                  By /s/ Ronald Coburn
                                                    ---------------------------
                                                    Ronald Coburn
                                                    Its President






Agreed and accepted this
31st day of May, 1995.

O. F. MOSSBERG & SONS, INCORPORATED


By /s/ William H. Schoner
   -----------------------------
   William H. Schoner
   Its Vice President

MAVERICK ARMS, INC.

By /s/ William H. Schoner
   -----------------------------
   William H. Schoner
   Its Vice President